GENERAL ACCOUNT APPLICATION

U.S. Mail:	Overnight:
Bruce Fund	Bruce Fund
c/o Unified Fund Services, Inc.	c/o Unified Fund Services, Inc.
P.O. Box 6110	431 N. Pennsylvania Street
Indianapolis, IN 46206-6110	Indianapolis, IN 46204
Toll Free 1-800-872-7823	Toll Free 1-800-872-7823

This form must be completed and signed in order to establish an account in the Bruce Fund.
 Please do not use this application for an IRA or SEP-IRA account.
 A separate
IRA/SEP account application is available for these account types.
 If you have any
 questions regarding this application or how to invest, please call Shareholder Services toll free at 1-800-872-7823. Thank you.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING
 A NEW ACCOUNT -
 To help the government fight the funding of terrorism and
money laundering activities, Federal law requires all financial institutions to obtain,
verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.
?	INVESTMENT INFORMATION     Please fill in amount.

	Bruce Fund:  $________________________

?YOUR ACCOUNT REGISTRATION     Please check a box:
18 or older   ? Yes    ?  No

?  INDIVIDUAL  or  ?  JOINT APPLICATION
     (Joint accounts are registered as "joint tenants with right of survivorship" unless you specify otherwise)

________________________________            _______________
_______________________
Owner's Name (First, Initial, Last)	                     Date of Birth
Social Security Number

________________________________            _______________
_______________________
Joint Owner's Name (First, Initial, Last)	     Date of Birth
Joint Owner's Social Security Number


?  CORPORATION, PARTNERSHIP OR OTHER ENTITY
  (Please attach a corporate/non-corporate resolution)
_______________________________________________
_______________________
   Name of Entity    Taxpayer Identification Number
Check Appropriate Box:  	? Corporation 	?  Partnership
?  Foundation  	? Endowment
                                 	? Non-Profit      	?  Other
 ______________________________________________

?  TRUST    (Please attach a trust resolution)
______________________________________________
_______________________


Trustee's Name
Social Security Number
_______________________________________________
_______________________
Name of Trust Agreement
 Date of Trust Agreement
_______________________________________________
_______________________
Beneficiary's Name
  Taxpayer Identification Number


?  GIFT or TRANSFER TO MINOR
______________________________________________  ____________
        ______________
Minor's Name (First, Initial, Last)           Date of Birth
   Social Security Number
___________________________________________ Under the
 ___________ Uniform Gifts/Transfer to Minor's Act
Custodian's Name (First, Initial, Last)
                (Specify State)

?	MAILING ADDRESS OF REGISTERED OWNER(S)  -
Address on check should be same as mailing address.


______________________________________________________
______________________
Street or P.O. Box
_________________________________________________
U.S. Citizen    ?  Yes    ?  No  _______________
City, State and Zip Code
   Country

(______)_______________	(______)_______________
  	(______)_______________
Business Phone Number    Home Phone Number
Fax Number


Must complete additional information on reverse side






?	INCOME AND CAPITAL GAIN PAYMENT ELECTION
?	Reinvest all income dividends and capital gains
?	Pay all income dividends and capital gains in cash by check
111:    Pay all income dividends in cash by check and reinvest capital gains


5	DUPLICATE ACCOUNT STATEMENTS


Please send a duplicate account statement to the party below:
118:    (If more than one duplicate desired, then attached additional names and addresses)

____________________________________________________
             	(________)________________________________________
Name
Telephone Number

_______________________________________________________________
_____________________________________________________________
Street Address
City, State and Zip




6	CERTIFICATION AND SIGNATURE(S)

(YOUR SIGNATURE MUST APPEAR BELOW IN ORDER TO
 ESTABLISH AN ACCOUNT)

By signing this form, I represent and warrant that:  (a) I am of legal age in my state of residence and wish to purchase shares of the Fund as described in the current
Prospectus; and (b) I have the full right, power and authority to invest in the Fund;
 and (c) I have received a current Prospectus of the Fund and agree to be bound by its terms; and (d) I understand that no certificates will be issued and that my confirmation statement will be evidence of my ownership of fund shares.
Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal
Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S.
 person (including a U.S.
 resident alien).
	Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
For real estate
 transactions, item 2 does not apply. For mortgage interest paid acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividend, you are not required to sign the Certification, but you must provide your correct TIN.  (See IRS Form
 W-9, which is available from the Fund, for more information).
	Non-U.S. Investors who do not furnish a social security number or taxpayer identification number must complete IRS Form W-8 and attach it to this registration form.
Form W-8 is also available from the Fund. Persons signing as representatives or fiduciaries of corporations, partnerships, trusts or other organizations are required to
 furnish
corporate resolutions or similar documents providing evidence that they are authorized to effect securities transactions on behalf of the Investor
 (alternatively, the secretary or
designated officer of the organization may certify the authority of the persons signing on the space provided below). In addition, signatures of representatives or fiduciaries of corporations and other entities must be accompanied by a signature guarantee by a commercial bank that is a member of the Federal
Deposit Insurance Corporation, a trust
company or a member of a national securities exchange.

____________________________
	______________________   	____________

 	Signature (Owner, Trustee, Etc.)
	Please Print Name	Date

____________________________   _____________________
____________
                	Signature (Joint Owner, Co-Trustee, Etc.)
Please Print Name 			Date

182:    ______________________________ ______________________
   	____________
                	Signature (Joint Owner, Co-Trustee, Etc.)
Please Print Name 			Date